Exhibit 99.1

Endwave Reports Third Quarter 2009 Financial Results

SAN JOSE, Calif.--(BUSINESS WIRE)--October 27, 2009--Endwave Corporation (Nasdaq: ENWV), a leading provider of high-frequency RF solutions for mobile communications networks, today reported financial results for its third quarter of 2009, which ended on September 30, 2009.

On April 30, 2009, Endwave sold its defense electronics and security (D&S) business for $28 million in cash. The Company’s financial statements reflect the D&S business as a discontinued operation.

Revenues from continuing operations for the third quarter of 2009 were $3.1 million. This compares with revenues from these same operations of $5.6 million in the prior quarter and $10.9 million in the year ago period. Net loss from continuing operations, calculated in accordance with accounting principles generally accepted in the United States (GAAP), for the third quarter of 2009 was $2.6 million, or $0.27 per share. This compares with a net loss from continuing operations of $2.0 million, or $0.21 per share, in the prior quarter, and a net loss from continuing operations of $173,000, or $0.02 per share in the year ago period.

Non-GAAP Results from Continuing Operations

Non-GAAP net loss in the third quarter of 2009 was $1.7 million, or $0.18 per share. This compares with non-GAAP net loss of $1.4 million, or $0.15 per share in the prior quarter and non-GAAP net income of $599,000, or $0.05 per diluted share in the year ago period.

For the third quarter of 2009, non-GAAP net loss was calculated by excluding non-cash stock-based compensation expense of $939,000, income from discontinued operations, net of tax of $41,000 and the reversal of certain restructuring charges that resulted in a gain of $21,000. For the second quarter of 2009, non-GAAP net loss was calculated by excluding income from discontinued operations of $18.6 million, non-cash stock-based compensation expense of $407,000 and restructuring charges of $166,000. For the third quarter of 2008, non-GAAP net loss was calculated by excluding non-cash stock-based compensation expense of $772,000 and loss from discontinued operations of $826,000.

Cash, cash equivalents and investments as of September 30, 2009 were $68.2 million, compared with $68.7 million as of June 30, 2009.

“We are pleased with our management of cash flow in spite of the reduced level of revenue during the quarter,” said Curt Sacks, Endwave’s Senior Vice President and Chief Financial Officer. “In the face of the current economic challenges we will continue to carefully manage our cash and maintain a strong balance sheet.”

“While we are disappointed in our revenues for the third quarter, we continue to position ourselves for long-term success,” noted John Mikulsky, Endwave’s President and Chief Operating Officer. “As announced in September, we have launched a new product line of microwave and millimeter wave integrated circuits with the goal of expanding our business opportunities, and driving revenue as the economy improves.”

Conference Call

Endwave Corporation will hold a conference call to discuss its financial results today at 1:30 p.m. Pacific time (PT). Investors are invited to participate in the conference call by dialing (480) 629-9726 (Conference ID: 4164788) by 1:20 p.m. PT. Starting approximately one hour after the completion of the live call, a replay will also be available until November 3. To access the recording, dial (303) 590-3030 (Access Code: 4164788). Investors are also invited to listen to a live and/or archived webcast of Endwave's quarterly conference call on the investor relations section of the Company's website at www.endwave.com. The webcast replay will be available for 90 days.

About Endwave

Endwave Corporation designs, manufactures and markets RF solutions that enable the transmission, reception and processing of high-frequency signals in mobile communications networks. Endwave has 41 issued patents covering its core technologies including semiconductor and proprietary circuit designs. Endwave Corporation is headquartered in San Jose, CA, with operations in Salem, NH and Chiang Mai, Thailand. Additional information about the Company can be accessed from the Company’s web site at http://www.endwave.com.

Use of Non-GAAP Financial Information

To supplement Endwave's condensed consolidated financial statements presented in accordance with GAAP, Endwave uses certain measures of financial performance that are non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. These non-GAAP measures may include gross margin, net income (loss) and net income (loss) per share data that are adjusted from results based on GAAP to exclude certain expenses, gains and losses. These non-GAAP measures are provided to enhance investors’ overall understanding of Endwave’s current financial performance and Endwave’s prospects for the future. Specifically, Endwave believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses that may not be indicative of its core operating results. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. These non-GAAP measures included in this press release have been reconciled to the GAAP results in the attached tables.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

This press release and the conference call referred to in this press release may contain forward-looking statements within the meaning of the Federal securities laws and is subject to the safe harbor created thereby. Any statements contained in this press release or on the conference call that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “plans,” “intends,” “expects,” “believes” and similar expressions are intended to identify these forward-looking statements. Information contained in forward-looking statements is based on current expectations and is subject to change. Actual results could differ materially from the forward-looking statements due to many factors, including the following: global economic conditions and their impact on our customers; volatility resulting from consolidation of key customers; our ability to achieve revenue growth and maintain profitability; our customer and market concentration; our suppliers’ abilities to deliver raw materials to our specifications and on time; our successful implementation of next-generation programs, including inventory transitions; our ability to penetrate new markets; fluctuations in our operating results from quarter to quarter; our reliance on third-party manufacturers and semiconductor foundries; acquiring businesses and integrating them with our own; component, design or manufacturing defects in our products; our dependence on key personnel; and fluctuations in the price of our common stock. Forward-looking statements contained in this press release and on our conference call should be considered in light of these factors and those factors discussed from time to time in Endwave's public reports filed with the Securities and Exchange Commission, such as those discussed under “Risk Factors” in Endwave’s most recent Annual Report on Form 10-K and subsequently-filed reports on Form 10-Q. Endwave does not undertake any obligation to update such forward-looking statements.

CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	September 30, 2009	December 31, 2008

Assets
Current assets
Cash and cash equivalents	$46,507	$33,998
Short-term investments	21,731	11,350
Accounts receivables, net	2,069	4,762
Inventories	6,155	14,454
Other current assets	1,025	738
Total current assets	77,487	65,302
Property and equipment, net	1,891	4,220
Other assets	190	218
Restricted cash	-	600
Total assets	$79,568	$70,340

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$1,589	$2,263
Accrued warranty	1,162	2,439
Accrued compensation	712	2,811
Other current liabilities	718	713
Total current liabilities	4,181	8,226

Other long-term liabilities	111	73
Total stockholders' equity	75,276	62,041
Total liabilities and stockholders' equity	$79,568	$70,340

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)
(unaudited)

	Three months ended		Nine months ended
	September 30, 2009	September 30, 2008	September 30, 2009	September 30, 2008
Total revenues	$3,126	$10,871	$15,948	$33,424
Costs and expenses:
Cost of product revenues	2,369	7,005	11,425	22,100
Research and development	1,452	1,736	4,463	4,577
Selling, general and administrative	1,968	2,595	6,261	8,131
Restructuring	(21)	-	1,212	-
Total costs and expenses	5,768	11,336	23,361	34,808
Loss from continuing operations	(2,642)	(465)	(7,413)	(1,384)
Interest and other income (expense), net	(3)	292	197	1,025
Loss from continuing operations before provision for income taxes	(2,645)	(173)	(7,216)	(359)
Provision (benefit) for income taxes	(11)		(32)	22
Loss from continuing operations	(2,634)	(173)	(7,184)	(381)
Income (loss) from discontinued operations, net of tax	41	(826)	17,571	(3,314)
Net income (loss)	$(2,593)	$(999)	$10,387	$(3,695)

Basic and diluted net loss per share from continuing operations	$(0.27)	$(0.02)	$(0.76)	$(0.04)
Basic and diluted net income (loss) per share from discontinued operations	$0.00	$(0.09)	$1.85	$(0.36)
Basic and diluted net income (loss) per share	$(0.27)	$(0.11)	$1.10	$(0.40)
Shares used in calculating basic and diluted net income (loss) per share	9,625,583	9,216,760	9,477,516	9,182,041

NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (1)
(in thousands, except share and per share amounts)
(unaudited)

	Three months ended		Nine months ended
	September 30, 2009	September 30, 2008	September 30, 2009	September 30, 2008
Total revenues	$3,126	$10,871	$15,948	$33,424
Costs and expenses:
Cost of product revenues	2,289	6,901	11,235	21,810
Research and development	1,266	1,585	4,089	4,107
Selling, general and administrative	1,295	2,078	4,872	6,518
Total costs and expenses	4,850	10,564	20,196	32,435
Income (loss) from operations	(1,724)	307	(4,248)	989
Interest and other income (expense), net	(3)	292	197	1,025
Income (loss) before provision for income taxes	(1,727)	599	(4,051)	2,014
Provision (benefit) for income taxes	(11)	-	(32)	22
Net income (loss)	$(1,716)	$599	$(4,019)	$1,992
Basic net income (loss) per share	$(0.18)	$0.06	$(0.42)	$0.22
Diluted net income (loss) per share	$(0.18)	$0.05	$(0.42)	$0.16
Shares used in calculating basic net income (loss) per share	9,625,583	9,216,760	9,477,516	9,182,041
Shares used in calculating diluted net income (loss) per share	9,625,583	12,344,673	9,477,516	12,330,665

Basis of presentation:
1. Non-GAAP operating results exclude non-cash stock compensation expense, restructuring and discontinued operations.

GAAP TO NON-GAAP NET INCOME (LOSS) RECONCILIATION
(in thousands)
(unaudited)

	Three months ended		Nine months ended
	September 30, 2009	September 30, 2008	September 30, 2009	September 30, 2008
GAAP net income (loss )	$(2,593)	$(999)	$10,387	$(3,695)
Cost of product revenues, stock-based compensation expense	80	104	190	290
Research and development, stock-based compensation expense	186	151	374	470
Selling, general and administrative, stock-based compensation expense	673	517	1,389	1,613
Restructuring	(21)	-	1,212	-
(Income) loss from discontinued operations, net of tax	(41)	826	(17,571)	3,314
Non-GAAP net income (loss)	$(1,716)	$599	$(4,019)	$1,992

CONTACT:
Summit IR Group Inc.
Mary McGowan, 408-404-5401
mary@summitirgroup.com